SCHEDULE 14A


                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement         [ ]    Confidential, for Use of the
[ ]    Definitive Proxy Statement                 Commission Only (as permitted
[X]    Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]    Soliciting Material Pursuant
        to Rule 14a-11(c) or Rule 14a-12

                               ION NETWORKS, INC.
                (Name of Registrant as Specified in Its Charter)


                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       a.   Title of each class of securities to which transaction applies:



       b.   Aggregate number of securities to which transaction applies:



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         c.   Per unit price or other underlying value of
              transaction computed pursuant to Exchange Act Rule
              0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



         d.   Proposed maximum aggregate value of transaction:



         e.   Total fee paid:



[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         a.                Amount Previously Paid:



         b.                Form, Schedule or Registration Statement No.:



         c.                Filing Party:



         d.                Date Filed:


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ITEM 4.           PERSONS MAKING THE SOLICITATION

         On September 14, 1999, the Company engaged Morrow & Company, New York, New York ("Morrow") as a paid solicitor in connection with its 1999 Annual Meeting of Stockholders to be held on September 21, 1999. The material features of the arrangement include an agreement by Morrow to solicit proxies on behalf of the Company, principally in connection with Proposal No. 2, "Approval of Amendment to Certificate of Incorporation Relating to Preferred Stock." The Company estimates that the cost of the solicitation will be approximately $6,000.

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